SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                November 1, 2007

                         SUNNYSIDE ACRES MOBILE ESTATES
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             (Exact Name of Registrant as Specified in its Charter)

         Nevada                    000-53334                     88-0409166
         ------                    ---------                     ----------
        State of                  Commission                     IRS Employer
      Incorporation               File Number                    I.D. Number

     P.O. Box 031-088, Shennan Zhong Road, Shenzhen City, P.R. China 518031
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                     Address of principal executive offices

                  Registrant's telephone number: (212) 561-3604

        6767 W. Tropicana Avenue, Suite 207, Las Vegas, Nevada 89103-4754
        -----------------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Change in Control of Registrant.

      On November 7, 2007, Max Time Enterprises Ltd. ("Purchaser") purchased from Brian Pierson, Stacey Pierson and Tricia Willis an aggregate of 1,250,000 shares of the outstanding common stock, $.001 par value, of Sunnyside Acres Mobile Estates (the "Company"), for a total purchase price of $400,000 (the "Stock Transaction"). The purchased shares constituted, in the aggregate, approximately 15.63%% of the issued and outstanding shares of the Company's common stock, resulting in a change in the controlling interest of the Company.

      Prior to the Stock Transaction, Brian Pierson, Stacey Pierson and Tricia Willis held an aggregate of 1,250,000 shares of the Company's common stock, representing collectively approximately 15.63% of the Company's issued and outstanding shares of common stock.

      The source of the funds with which Purchaser purchased such shares was working capital.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Change of Management

      On November 7, 2007, Hui Ping Cheng was appointed as a director of the Company, to serve until her successor shall be elected and qualified until the earlier of her death, resignation or removal in the manner provided for in the Company's by-laws. In addition, Ms. Cheng was nominated and elected by the Board as President of the Company, to serve until her successor shall be elected and qualified until the earlier of her death, resignation or removal in the manner provided for in the Company's by-laws.

      In conjunction with Ms. Cheng's appointment to the Board and election as an officer of the Company, Brian Pierson, Stacey Pierson and Tricia Willis submitted their resignations as members of the Board and as the Company's officers. Mr. Pierson's resignation as a director is effective upon the expiration of the statutory ten (10) day waiting period following the filing by the Company with the SEC of an Information Statement pursuant to Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended, relating to the change in control of the Board occasioned by the resignations of Brian Pierson, Stacey Pierson and Tricia Willis from the Board of Directors.

      Business Experience of New Management.

      Hui Ping Cheng, the newly appointed director and President of the Company, previously served as a senior accountant and accounting department director at Shenzhen Yi Zhi Pharmaceutical Company Limited from September 1998 until April 2007, where she managed and oversaw the company's accounting department. Since April 2007, she has served as director and president of Max Time Enterprises Ltd., which positions she continues to hold.

      Terms of Engagement.

      As provided in the Company's by-laws, all directors shall hold office until the completion of their term of office as provided in the Company's by-laws, or until their respective successors have been elected or their earlier death, resignation or removal. All officers are appointed annually by the Board and, subject to any existing employment agreement, serve at the discretion of the Board. As of this date, no written employment agreement exists between the Company and Ms. Cheng, as new management. Currently directors of the Company receive no compensation.


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

      The Company will consider applying for officers and directors liability insurance at such time as it has the resources to do so. The Company has determined that it has neither sufficient members nor resources currently to establish audit, compensation or other committees.

      Relationships and Related Transactions.

      After giving effect to the Stock Transaction, Hui Ping Cheng is an indirect owner of the 1,250,000 shares of the Company's common stock held by Purchaser by reason of her control of Purchaser, of which entity she is the sole owner, director and officer.

      On November 7, 2007, Ms. Cheng was appointed as a director and the President of the Company.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2007

                                            SUNNYSIDE ACRES MOBILE ESTATES, INC.


                                            By: /s/    Hui Ping Cheng
                                                --------------------------------
                                                Name:  Hui Ping Cheng
                                                Title: President


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